Exhibit 99.1

Hyatt Hotels Corporation Holds First Investor Meeting

CHICAGO (March 14, 2014) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) announced today that it is holding the first Investor Meeting in the Company’s history.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “Since our initial public offering in 2009, Hyatt has continued to execute on its goal of becoming the most preferred brand in each customer segment that we serve. We have demonstrated high quality system growth, entered more than 70 new markets and doubled our base of executed contracts for future growth. We have effectively recycled capital and returned more than $800 million to shareholders while maintaining a strong balance sheet.”

Mr. Hoplamazian continued, “Looking ahead, we are well positioned with diverse tools to drive earnings, strong relationships and powerful brands to take advantage of the current lodging environment. We expect to deliver superior long-term growth while also returning capital to shareholders. Our differentiated model of driving preference among our colleagues, guests and owners will allow us to continue creating long-term shareholder value.”

Webcast

All interested persons may listen to a simultaneous webcast of the Investor Meeting, from approximately 8:00 a.m. to 11:00 a.m. CT. The webcast may be accessed through the Company’s website at www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.399.5124, passcode #36968775. A copy of the presentation will be available on the Company’s website today, Friday, March 14, prior to the commencement of the webcast.

For those unable to listen to the live broadcast, a replay will be available from 3:00 p.m. CT on March 14, 2014 through March 21, 2014 at midnight by dialing 617.801.6888, passcode # 52434271. Additionally, an archive of the webcast will be available on the Company’s website for approximately 90 days.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place®, Hyatt House®, Hyatt Zilara™ and Hyatt Ziva™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences® and Hyatt Residence Club®. As of December 31, 2013, the Company’s worldwide portfolio consisted of 548 properties in 48 countries. For more information, please visit www.hyatt.com.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; changes in the competitive environment in our industry and the markets where we operate; our ability to access the capital markets; the integration of acquired properties into the Company’s systems; the impact of an imbalance in acquisitions and dispositions; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media:

Farley Kern

Hyatt Hotels Corporation

+ 1 312 780 5506

farley.kern@hyatt.com

Investors:

Atish Shah

Hyatt Hotels Corporation

+ 1 312 780 5427

atish.shah@hyatt.com

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Source: Hyatt Hotels Corporation